MULTICELL TECHNOLOGIES TO INCREASE FOCUS ON THERAPEUTIC CANDIDATES

Stephen Chang, Ph.D. resigns; W. Gerald Newmin, Chairman, appointed Interim Chief Executive Officer and President

Wednesday, December 26, 2007

Rhode Island--(PR NEWSWIRE)--MultiCell Technologies, Inc. (OTCBB:MCET - News), announced that Stephen M. Chang, Ph.D. has resigned as President and Chief Executive Officer to pursue other interests. W. Gerald Newmin, the Company’s Chairman, will be Interim President and Chief Executive Officer until the Company identifies a permanent replacement.

Mr. Newmin stated, “We thank Dr. Chang for his contributions to the Company, and are pleased that he will continue as both a director and member of the scientific advisory board.”

“As we enter 2008, our initial efforts will be on fund raising efforts, and advancing MCT-125 in our planned Phase IIb trial,” said Mr. Newmin. “MultiCell’s lead drug candidate, MCT-125, for the treatment of primary multiple sclerosis-related fatigue, has demonstrated efficacy in human clinical trials, and remains one of the key assets of the company. Our strong preclinical therapeutic product pipeline has helped to attract the interest of larger pharmaceutical and biotechnology company prospective partners. Another goal in 2008 is to conclude our current negotiations and enter into co-development agreements with one or more partners,” noted Mr. Newmin.

The foregoing event is further described in a Current Report on Form 8-K that MultiCell Technologies filed on December 26, 2007 with the Securities and Exchange Commission.

MultiCell Technologies, Inc. is a biopharmaceutical company developing new therapeutics including:

MCT-125 for the treatment of primary fatigue in MS patients.

MCT-175 for the treatment of relapsing-remitting MS.

MCT-465 for the treatment of TLR3 positive breast cancers.

MCT-475 for the treatment of TLR3 positive cervical cancers.

MultiCell also sells and/or licenses immortalized human liver cells to the pharmaceutical industry and holds patents on the Sybiol R synthetic bio-liver device and liver-derived adult human stem cells.

For more information about MultiCell Technologies, please visit http://www.multicelltech.com

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan," "forecast," "could," and "would." Examples of such forward looking statements include statements regarding the timing, design, scope, and anticipated results of our clinical development of MCT-125 and the likelihood of the successful conclusion of current financing and business negotiations. MultiCell bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize MCT-125 as expected, the market for our products will not grow as expected, the risk that we will not successfully conclude discussions with prospective partners or complete our fund raising efforts and the risk that our products will not achieve expectations. For additional information about risks and uncertainties MultiCell faces, see documents MultiCell files with the SEC, including MultiCell's report on Form 10-KSB for the fiscal year ended November 30, 2006, and all our quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and each assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact: MultiCell Technologies, Inc.
Jerry Newmin, Chairman & CEO
(401) 333-0610
MCETInvestor@MultiCelltech.com